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                                                                    EXHIBIT 32.2


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



         In connection with Amendment No. 2 to the Annual Report on From 10-KSB of Computerized Thermal Imaging, Inc. (the "Company") for the Year Ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Amendment"), I, Richard Secord, Acting Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Amendment fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Amendment fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ Richard Secord


Richard Secord
Acting Chief Financial Officer
October 11, 2004

         This certification accompanies the Amendment pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended.

         A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or it staff upon request.